DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20060686754-74
Dean Heller Secretary of State State of Nevada	Filing Date and Time 10/25/2006 1:30 PM
	Entity Number E0786022006-1

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Natural Nutrition, Inc.		
2. Resident Agent Name and Street Address:	CorpDirect Agents, Inc. Name 318 North Carson Street, Suite 213 Street Address Optional Mailing Address	Carson City City City	Nevada 89701 Zip Code State Zip Code
3. Shares:	Number of shares with par value: 10,000,000,000 Par value: $ 0.001	Number of shares without par value: 0	
4. Names & Addresses of Board of Directors/Trustees:	1. Timothy J. Connolly Name 109 North Post Oak Lane, Suite 422 Street Address 2. Name Street Address 3. Name Street Address	Houston. City City City	TX 77024 State Zip Code State Zip Code State Zip Code
5. Purpose:	The purpose of this Corporation shall be:		
6. Names, Address and Signature of Incorporator:	Matthew L. Ogurick Name 201 S. Biscayne Blvd., Suite 2000 Address	[signature] Signature Miami City	FL 33131 State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Cynthia A. Hicks Authorized Signature of R. A. or On Behalf of R. A. Company	Date 10/24/06	

This form must be accompanied by appropriate fees